                                                                 EXHIBIT 10.104

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                                 LOAN AGREEMENT

                                  BY AND AMONG

                            PAXSON COMMUNICATIONS OF
                              PROVIDENCE-69, INC.,

                       OFFSHORE BROADCASTING CORPORATION

                                      AND

                         OCEAN STATE TELEVISION, L.L.C.

                                   *   *   *

                                 APRIL 16, 1996

===============================================================================

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                               TABLE OF CONTENTS


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ARTICLE I.  AMOUNT AND TERMS OF THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Section 1.1      The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Section 1.2      The Promissory Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Section 1.3      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Section 1.4      Principal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Section 1.5      Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Section 1.6      Forgiveness of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Section 1.7      Use of Proceeds and Advancement of Funds  . . . . . . . . . . . . . . . . . . . . .   4
                 Section 1.8      Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 1.9      Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 1.10     Payment on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5


ARTICLE II.  CLOSING; ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 2.1      Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 2.2      Assignment and Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III.  SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 3.1      Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 3.2      Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Section 3.3      Leasehold Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Section 3.4      Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Section 3.5      Assignment and Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IV.  CONDITIONS OF LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Section 4.1      Conditions Precedent to Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Section 4.2      Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE V.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Section 5.1      Representations and Warranties of Borrower and the Company  . . . . . . . . . . . .   9

ARTICLE VI.  COVENANTS OF THE BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Section 6.1      Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Section 6.2      Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Section 6.3      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VII.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Section 7.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 Section 7.2      Effect of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VIII.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 Section 8.1      No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 Section 8.2      Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21


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
                 Section 8.3      Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 Section 8.4      Address for Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 Section 8.5      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 Section 8.6      Binding Effect; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 8.7      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 8.8      Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 8.9      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 8.10     Rights Affected by Extensions . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 8.11     Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . .  24
                 Section 8.12     FCC Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 8.13     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 8.14     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 8.15     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 8.16     Maximum Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26




                                              LIST OF EXHIBITS AND SCHEDULE
                                              -----------------------------

                 Exhibit 1        --       Form of Promissory Note
                 Exhibit 2        --       Form of Security Agreement
                 Exhibit 3        --       Form of Pledge Agreement
                 Exhibit 4        --       Form of Assignment and Assumption
                                           Agreement


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                                       ii
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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of this 16th day of April, 1996, is by and among PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC., a Florida corporation having its principal offices at 601 Clearwater Park Road, West Palm Beach, Florida 33401 (the "Lender"), OFFSHORE BROADCASTING CORPORATION, a Rhode Island corporation having its principal offices at 449 Barlow's Landing Road, Pocassett, Massachusetts 02559 (the "Borrower"), and OCEAN STATE TELEVISION, L.L.C., a Delaware limited liability company having its principal offices at 601 Clearwater Park Road, West Palm Beach, Florida 33401 (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Borrower owns or leases substantially all of the assets and properties, including all broadcast licenses issued by the Federal Communications Commission ("FCC Licenses") and licenses and permits issued by other governmental authorities, used or useful in the business or operations of Television Station WOST-TV, Block Island, Rhode Island (the "Station");

         WHEREAS, Borrower has secured from the FCC a construction permit to relocate the Station's transmitter site to Hopkinton, Rhode Island (the "Construction Permit");

         WHEREAS, Lender and Borrower have formed the Company pursuant to the terms of an Operating Agreement of Ocean State Television, L.L.C., dated as of the date hereof (the "Operating Agreement");

         WHEREAS, Borrower, Lender and the Company have entered into an Asset Contribution Agreement dated as of the date hereof (the "Contribution Agreement"), whereby, inter alia, subject to the prior consent of the FCC, (i) Borrower has agreed to contribute to the Company substantially all of the assets used or useful in the business or operations of the Station in exchange for a cash payment in the amount of One Million Dollars ($1,000,000) and a fifty percent (50%) equity interest in the Company, and (ii) Lender has agreed to contribute to the Company a cash payment in the amount of One Million Dollars ($1,000,000) in exchange for a fifty percent (50%) equity interest in the Company;

         WHEREAS, the Contribution Agreement provides that Borrower and Lender shall enter into this Loan Agreement, pursuant to which Lender agrees to make a loan to Borrower of up to a total principal amount of Three Million Dollars ($3,000,000) to provide interim funds for construction in accordance with the Construction Permit and for operating expenses of the Station prior to the consummation of the transactions contemplated by the Contribution

Agreement (the "Contribution Closing") and, following the Contribution Closing, for certain operating and capital expenses related to the relocation of the Station; and

         WHEREAS, upon the Contribution Closing, the Company shall assume the obligations of the Borrower to repay the outstanding principal balance of the loans made prior to the Contribution Closing.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Lender, Borrower and the Company agree as follows:

 ARTICLE I.  AMOUNT AND TERMS OF THE LOANS

         Section 1.1 The Loan. The Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan or loans to the Borrower and the Company in an aggregate principal amount not to exceed at any one time outstanding Three Million Dollars ($3,000,000.00) (the "Loan") as provided below:

                 (a) Operating Loans. Upon the terms and conditions hereinafter set forth, the Lender agrees to advance Borrower up to Six Thousand Dollars ($6,000) for each calendar month prior to the Contribution Closing (individually, an "Operating Loan" and collectively, the "Operating Loans").
At Borrower's request, Lender made Operating Loans to Borrower in the amount of Six Thousand Dollars ($6,000) each on or about January 1, February 1, March 1, and April 1, 1996, in contemplation of the execution and delivery of this Agreement. Upon the Contribution Closing, Lender shall have no further obligation to make any Operating Loans.

                 (b) Relocation Loans. Upon the terms and conditions hereinafter set forth, the Lender agrees to advance the Company up to an amount equal to Three Million Dollars less the total outstanding principal balance of the Operating Loans (the "Relocation Loan" and collectively with the Operating Loans, the "Loan"); provided, however, that the Lender may elect, in its sole discretion, to not make any Relocation Loan prior to the later of (x) the execution and delivery of the Lease Agreement (as defined in the Contribution Agreement) or (y) the issuance by the Town of Hopkinton, Rhode Island, of a building permit for the construction of the Station's transmission facilities at the site specified in the Construction Permit.

         Section 1.2 The Promissory Note. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as Exhibit 1 hereto (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "Note") payable to the order of the Lender and representing (a) prior to the Contribution Closing, the obligation of the Borrower to pay the Lender the amount of the Operating Loans and (b) following the Contribution Closing, the obligation of the Company to pay the Loan, with interest thereon, as prescribed in Section 1.4. All references to the "Note" in this Loan Agreement, the Security Agreement, the Pledge Agreement, each Leasehold Mortgage or Mortgage (each as defined in this Loan Agreement) and in such other agreements and documents executed and delivered in connection with this Loan Agreement shall be deemed to be references to the Note referred to in this Section.


         Section 1.3 Interest. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to the interest rate per annum paid by Lender or its affiliates pursuant to the terms of the Credit Agreement dated as of December 19, 1995, among Paxson Communications Corporation, the several lenders party thereto from time to time, and Union Bank as Agent, as such rate may be adjusted from time to time. Interest shall be calculated on the basis of a year of three-hundred and sixty (360) days and the actual number of days elapsed during the period for which such interest is payable. Interest on the Operating Loans shall begin to accrue on the outstanding principal amount of such Loans on the date of disbursement of all or a portion of such Loans. Interest on the Relocation Loan shall not begin to accrue until one hundred and twenty (120) days after the Station commences broadcast operations at the site proposed in the Construction Permit (the "Commencement Date"). In the event the Contribution Closing occurs, the first payment of interest to the Lender on the Operating Loans and the Relocation Loan shall be due on the first day of the fourth month after the Commencement Date, at which time all accrued but unpaid interest shall become due and payable. Thereafter, accrued interest shall be paid monthly on or before the first day of each month until all principal and interest hereunder is paid in full at the repayment or maturity of the Loan. If any installment of principal or interest is not paid when due, that installment shall bear interest at a rate per annum equal to the lower of the highest rate permitted by law or eighteen percent (18%) from the date due thereof until paid in full.

         Section 1.4 Principal. In the event the Contribution Closing occurs, the outstanding principal balance of the Loan plus any accrued and unpaid interest thereon shall be due and payable on the first day of the 76th month following the Commencement Date (the "Term Date"). The Company shall, in addition to payments of interest required under Section 1.3 hereof, repay the outstanding principal balance of the Loan in consecutive, equal monthly installments commencing on the first day of the sixteenth (16th) month following the Commencement Date (the "Amortization Commencement Date") and ending on the Term Date.

         Section 1.5 Mandatory Prepayment. Notwithstanding anything in this Agreement to the contrary, the entire outstanding principal balance of the Operating Loans and all interest accrued thereon and all other amounts owed by Borrower to Lender hereunder shall be due and payable within ninety (90) days following a termination of the Contribution Agreement for any reason other than a material breach thereof by Lender.


         Section 1.6 Forgiveness of Loans. In the event that Borrower terminates the Contribution Agreement due to Lender's material breach thereof in accordance with Section 9.1(d) of the Contribution Agreement, the total outstanding principal balance and all accrued interest owed by Borrower to Lender hereunder as of the date of such termination shall be forgiven, and Lender's commitment to make any additional Loans shall terminate.


         Section 1.7      Use of Proceeds and Advancement of Funds.

                 (a) The proceeds of the Operating Loans are to be used by the Borrower exclusively for reasonable and necessary operating expenses incurred by Borrower in connection with the business and operations of the Station.

                 (b) The proceeds of the Relocation Loan are to be used by Borrower or the Company for reasonable and necessary operating and capital expenses incurred in connection with the business and operations of the Station and the relocation of the Station as contemplated by the Construction Permit.

                 (c) For each Loan to be made hereunder, Borrower or the Company, as the case may be, shall deliver to Lender a borrowing notice no less than three business days prior to the date of such Loan.

         Section 1.8 Information. The Borrower and Company each agree to furnish to the Lender such information as the Lender may reasonably request in connection with the Loan or the Station, including, without limitation, copies of invoices or other evidence of the expenses incurred by Borrower and the Company in connection with the operation or construction of the Station.


         Section 1.9 Prepayment. The Borrower or the Company may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.


         Section 1.10 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.


ARTICLE II.  CLOSING; ASSIGNMENT

         Section 2.1 Closing Date. Closing of the loan transactions contemplated by this Agreement shall occur contemporaneously with the parties' execution and delivery of this Agreement (the "Closing Date").


         Section 2.2 Assignment and Assumption. Upon the Contribution Closing, Borrower's rights and interests under this Agreement and the other Loan Documents (as defined below) shall be assigned by Borrower to the Company, and the Company shall assume Borrower's obligations under this Agreement and the other Loan Documents, pursuant to an Assignment and Assumption Agreement in the form of Exhibit 4 hereto.


ARTICLE III.  SECURITY

         Section 3.1 Security Interest. As security for the Operating Loans, the Borrower shall execute and deliver to the Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Security Agreement"). In the event the Operating Loans are forgiven pursuant to Section 1.6 hereof, the Security Agreement shall terminate, and Borrower shall have no further obligation thereunder. In connection with the assignment and assumption transactions contemplated by Section 2.2, the Company agrees, upon the Contribution Closing, to execute and deliver to the Lender an Amended and Restated Security Agreement substantially in the form of the Security Agreement.


         Section 3.2 Pledge Agreement. As further security for the Loan, on or before the Closing Date, the Borrower shall deliver to the Lender a pledge agreement in the form of Exhibit 3 hereto, duly executed by Raymond A. Yorke (the "Shareholder"), the sole shareholder of the Borrower (the "Pledge Agreement"). In the event the Operating Loans are forgiven pursuant to Section
1.6 hereof, the Pledge Agreement shall terminate, Shareholder shall have no further obligation thereunder, and Borrower shall immediately return to Shareholder the collateral pledged pursuant thereto. In connection with the assignment and assumption transactions contemplated by Section 2.2, Borrower agrees, upon the Contribution Closing, to execute and deliver to the Lender an Amended and Restated Pledge Agreement substantially in the form of the Pledge Agreement, pursuant to which Borrower shall pledge to Lender all of its rights and interests in Borrower's Percentage Interest in the Company (as defined in the Operating Agreement) as collateral security for the Company's obligations hereunder, and the Pledge Agreement shall terminate.

         Section 3.3 Leasehold Mortgages. At such time as the Borrower enters into or assumes the lessee's interest under any lease, it shall execute with respect to such lease a leasehold mortgage in a form reasonably acceptable to Borrower and Lender (a "Leasehold Mortgage"), granting the Lender a lien on its leasehold interest under such lease. Notwithstanding the requirement in the preceding sentence, Borrower shall not be required to execute a Leasehold Mortgage with respect to the existing Lease dated October 14, 1988, between Borrower, as assignee of Offshore Broadcasting, a general partnership, and Block Island Power Company unless specifically requested to do so by the Lender. If requested by Lender, the Borrower shall also deliver to the Lender with respect to any lease to which the Borrower becomes a party one or more of the following documents, each of which shall be in form and substance satisfactory to the Lender: (i) evidence of the filing of the lease or a memorandum of lease, (ii) an estoppel certificate executed by the landlord under such lease or any sublessee, (iii) an executed landlord's consent and waiver, (iv) fixture filing UCC-1 financing statements, (v) copies of such lease and any sublease, (vi) executed tenant subordination agreements, (vii) a title encumbrance report with respect to the real property subject to such lease, and (viii) any other document required by applicable law to create or perfect a mortgage lien with respect to such lease or reasonably required by the Lender.

         Section 3.4 Mortgages. At such time as the Borrower or the Company acquires any parcel of real estate, the Borrower or the Company shall execute a first mortgage or deed of trust in favor of the Lender on such parcel, in form and substance acceptable to Lender (a "Mortgage"). If requested by Lender, the Borrower or the Company shall also deliver to the Lender with respect to such property one or more of the following documents, each of which shall be in form and substance satisfactory to the Lender: (i) fixture filing UCC-1 financing statements, (ii) copies of any lease relating to such property, if any, (iii) executed tenant subordination agreements and estoppel certificates, if applicable, (iv) a survey of such real property, (v) a mortgagee title insurance policy, with such coverage and with such endorsements, including, without limitation, usury, first loss, last dollar, revolving credit, variable rate, doing business, zoning comprehensive, contiguity (as applicable) and survey, to the extent available in the state where the property is located, as the Lender may require, and (vi) any other document required by applicable law to create or perfect a mortgage lien with respect to such property or reasonably required by the Lender.


         Section 3.5 Assignment and Assumption. In connection with the assignment and assumption transactions contemplated by Section 2.2, the Company agrees to execute and deliver to Lender an Amended and Restated Promissory Note, substantially in the form of the Note, any Leasehold Mortgage or Mortgage contemplated by Section 3.3 and Section 3.4, respectively, and any other agreements, financing statements, certificates or documents requested by Lender in connection with the assignment and assumption transactions contemplated by
Section 2.2.

ARTICLE IV.  CONDITIONS OF LENDING

         Section 4.1 Conditions Precedent to Loan. The obligation of the Lender to disburse from time to time any portion of the Loan hereunder is subject to the condition precedent that the Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to the Lender:


                (a) The Note, duly executed and delivered by the Borrower;

                (b) The Security Agreement, together with appropriate UCC-1 forms and, if applicable, landlord lien waivers, duly executed and delivered by the Borrower;

                (c) The Pledge Agreement, duly executed and delivered by the Shareholder together with stock certificates and blank stock powers;

                (d) Certified copies of the resolutions of the Board of Directors of Borrower evidencing approval of the execution, delivery and performance of this Agreement, the Note and the Security Agreement and other matters contemplated hereby;

                (e) A Certificate of Good Standing for the Borrower from the State of Rhode Island issued no more than 10 days prior to the Closing Date or at such other time specified by Lender;

                (f)    A copy of the Construction Permit;

                (g) Copies of UCC, judgment and tax lien searches in each jurisdiction in which collateral covered by the Security Agreement is located, naming the Borrower as debtor;

                (h) With respect to leased real property, the documents required by Section 3.3, and with respect to owned real property, if any, the documents required by Section 3.4;

                (i) Copies of the certificates evidencing the insurance required to be maintained by the Borrower pursuant to Section 6.1(e);

                (j) The Contribution Agreement, duly executed by Borrower and the Company;

                (k) The Construction Agreement (as defined in the Contribution Agreement), duly executed by Borrower and the Company;

                (l)   The Operating Agreement, duly executed by the Borrower;
and

                (m) Such other agreements, certificates, opinions of counsel and documents that the Lender may reasonably require.

         Section 4.2 Compliance. Prior to the Contribution Closing, all of the representations and warranties of the Borrower and Shareholder in this Loan Agreement, and, following the Contribution Closing, all representations and warranties of the Company, shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. Prior to the Contribution Closing, the Borrower, and, following the Contribution Closing, the Company, shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. The Borrower or the Company, as the case may be, shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date. On the Closing Date, the Borrower and Shareholder shall deliver to the Lender a certificate, dated as of such date and signed by an executive officer of the Borrower and the Shareholder, certifying compliance with the conditions of this Section 4.2. Each disbursement of all or a portion of the Loan to the Borrower or the Company shall in and of itself, constitute a representation and warranty that the Borrower, Shareholder and the Company as of the date of such Loan, is in compliance with this Section and if the Borrower, Shareholder or the Company is not in compliance with this Section, the Lender shall not be required to disburse such Loan.


ARTICLE V.  REPRESENTATIONS AND WARRANTIES


         Section 5.1 Representations and Warranties of Borrower and the Company. In order to induce the Lender to enter into this Agreement and make the Loan, Borrower and the Company represent and warrant as follows:


                 (a) Existence and Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Rhode Island, and the Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Borrower and the Company each are qualified to do business and in good standing under the laws of any other jurisdiction in which it conducts its business, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Security Agreement, and all other documents that have been or will be executed and delivered by the Borrower or the Company pursuant to this Agreement.

                 (b) Authorizations, Compliance with Laws. The execution, delivery and performance by the Borrower and the Company of this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Security Agreement, and all other documents required to be executed and delivered by the Borrower or the Company pursuant to this Agreement have been duly authorized by all necessary corporate or limited liability company action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or the Company or (B) any provision of the charter or by-laws of the Borrower or the Operating Agreement of the Company; or (ii) result in a breach of or constitute a default under any agreement or instrument to which the Borrower or the Company is a party or by which its properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon the Borrower's or the Company's properties or assets other than as contemplated by this Agreement.

                 (c) No Consent. Except for the prior consent of the FCC as to any transfer of control or exercise of creditor's rights deemed to operate as a transfer of control, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency is or will be necessary for the valid execution, delivery and performance by the Borrower or the Company of this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Security Agreement, or any other document required to be executed and delivered by the Borrower or the Company pursuant to this Agreement.

                 (d) Binding Obligations. This Agreement, the Note, any Leasehold Mortgage or Mortgage, the Security Agreement, the Pledge Agreement, and all other documents required to be executed and delivered by the Borrower, the Shareholder or the Company pursuant to this Agreement have been executed and delivered by a duly authorized officer or representative of the Borrower or the Company, respectively, and constitute legal, valid and binding obligations of the Borrower and the Company (or, in the case of this Agreement or the Pledge Agreement, of the Shareholder) enforceable in accordance with their respective terms.

                (e) Litigation. Except as described on Schedule 3.16 of the Contribution Agreement, there are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, prospects, operation or condition (financial or otherwise) of the Borrower. There are no actions, suits or proceedings pending, or, to the knowledge of the Company, threatened against or affecting the Company or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, prospects, operation or condition (financial or otherwise) of the Company.

                (f) No Default. Neither the Borrower nor the Company is in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which it is a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

                (g) Compliance with Laws. The Borrower and the Company have complied in all material respects with all applicable federal, state and local laws. The Borrower and the Company have obtained all necessary licenses and permits required for the conduct of their business and operations or such licenses and permits have been applied for and are now being diligently pursued.

                (h) Taxes. The Borrower and the Company have filed all tax returns and reports (federal, state and local) required to be filed by them, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by them (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of the Borrower or the Company in conformity with generally accepted accounting principles).

                (i) Title to Properties. The Borrower and the Company have good and marketable title to all of their property and assets and valid and enforceable leasehold interests in the property which they hold under lease, all such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby, and no mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of the Lender.

                (j) Material Misstatement. No statement made herein or information, exhibit or report furnished by the Borrower or the Company to the Lender in connection with this Agreement or its negotiation, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading.

 ARTICLE VI.  COVENANTS OF THE BORROWER

         Section 6.1 Affirmative Covenants. So long as the Note shall remain unpaid, the Borrower hereby covenants and agrees that it will, unless the Lender shall otherwise consent in writing:


                 (a) Payment of Obligations. Pay punctually and discharge when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of the Borrower; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower in accordance with generally accepted accounting principles.

                 (b) Preservation of Existence. Preserve and maintain its respective corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

                 (c) Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (d) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

                 (e) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of its properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower, and promptly upon execution thereof provide to the Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name the Lender as an additional loss payee or additional insured, as applicable, and shall provide that the Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or alteration of any such policy.

                 (f) Operations in Ordinary Course. Continue to operate its business in the ordinary course.

                 (g) Perfection of Liens. Do all things requested by the Lender to preserve and perfect the liens and security interests of the Lender arising pursuant to the Security Agreement, the Pledge Agreement, any Leasehold Mortgage, any Mortgage or any other agreement required hereunder as first liens and security interests.

                 (h) FCC Approval. If counsel to the Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of this Agreement, the Pledge Agreement, the Security Agreement, any Mortgage or Leasehold Mortgage or any other document delivered to the Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then Shareholder, Borrower and the Company, as the case may be, shall use their respective best efforts, at their sole cost and expense, to secure such consent and to cooperate with the Lender in any action commenced by the Lender to secure such consent.

                 (i) Agreements. Comply with its obligations under the Contribution Agreement, Construction Agreement and Operating Agreement.

         Section 6.2 Negative Covenants. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower hereby covenants that it will not, without the Lender's prior written approval:


                 (a) Indebtedness. Create or incur, assume or, except for the obligations set forth on Schedule 6.2 hereof, suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for: (i) indebtedness evidenced by the Note; (ii) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate at any one time; (iii) obligations or liabilities arising under the indemnification provisions of the Contribution Agreement.

                 (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant with respect to property or assets other than the Stock (as defined in the Pledge Agreement):

                            (i)   any security interest or lien created
pursuant to or in connection with this Agreement or securing the Loan, the Security Agreement, the Pledge Agreement, any Leasehold Mortgage or any Mortgage;

                           (ii)   liens for taxes or assessments either not
delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                          (iii)   materialmen's, mechanics', carriers',
workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                           (iv)   deposits or pledges to secure payment of
workers' compensation, unemployment insurance or other social security benefits or obligations; or

                            (v)   any judgment lien, singly or aggregated with
other judgment liens, in an amount less than $100,000, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay.

                 (c) Disposition of Assets. Except pursuant to the terms of the Contribution Agreement, sell, transfer, lease or otherwise dispose of any of its assets or properties other than sales of assets in the ordinary course of business (which sales in the ordinary course of business shall expressly not include any transfer or assignment of any FCC License).

                 (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

                 (e) Transfer or Issuance of Shares. Issue or permit the transfer of any shares of the capital stock of the Borrower, or any options, warrants, convertible securities or other rights to purchase the Borrower's stock. The preceding sentence shall not apply to issuances or transfers to the Lender.

                 (f) Change of Business. Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business.

                 (g) Remove Assets. Remove any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, to a jurisdiction in which no financing statement on Form UCC-1 has been filed by the Lender with respect to such assets.

                 (h) Distributions or Dividends. Declare or make, directly or indirectly, any payment or distribution, or incur any liability for the purchase, acquisition, redemption or retirement of any capital stock of the Borrower or as a dividend, return of capital or other payment or distribution of any kind to a shareholder of the Borrower or any affiliate of the Borrower (other than any stock dividend or stock split or similar distribution payable only in capital stock of the Borrower) in respect of the Borrower's capital stock.

                 (i) Transactions with Affiliates. Enter into any transaction or agreement with any affiliate of the Borrower.

                 (j) Contracts. Enter into any contract or commitment relating to its stock or assets except for contracts involving aggregate payments of less than Five Thousand Dollars ($5,000.00) and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder), or incur any obligation (including obligations relating to the borrowing of money or guarantee of indebtedness).

                 (k) Adverse Change. Suffer any material adverse change in the business, assets, properties, prospects or condition (financial or otherwise) of the Borrower or the Station, or any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Borrower.

                 (l) Employee Compensation. Suffer any material increase in excess of the reasonable range in the broadcast industry in the same or similar markets in compensation payable or to become payable to any employees, or any bonus payment made or promised to any employee, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting any employees, provided that nothing in this clause shall be construed to limit or restrict the commission compensation of employees who may be selling brokered time for the Borrower.

                 (m) Cancellation of Debts. Cancel any debts owed to or claims held by the Borrower.

                 (n) Write-Down. Suffer any significant write-down of the value of any assets or any significant write-off as uncollectible of any accounts receivable without the prior written consent of the Lender except and as required by generally accepted accounting principles as required to present accurate financial information on the Borrower.

                 (o) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Borrower.

                 (p) Agreements. Terminate, amend, commit any material breach or default under the Contribution Agreement, Operating Agreement or Construction Agreement.

                 (q) Subsidiaries. Create or acquire any subsidiary of Borrower, other than the Company, unless Lender shall have approved such action in advance and Borrower shall have taken all actions required by Lender to grant Lender a first priority security interest in all of the issued and outstanding stock or other equity interests of such subsidiary. Borrower acknowledges and agrees that until such time as such security interest is granted and perfected, Lender shall have an equitable lien in the stock of any subsidiary created or acquired by Borrower.

                 (r) Programming. Make any changes in the Station's programming except for changes in the Station's non-entertainment or public affairs programming so long as such changes do not increase by more than ten percent the aggregate amount of non-entertainment and public affairs programming broadcast each week by the Station between the hours of 6:00 a.m. and midnight.

         Section 6.3 Reporting Requirements. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower shall, unless the Lender shall otherwise consent in writing, furnish to the
Lender:


                 (a) Default Certificate. No later than five (5) business days after the occurrence of each event described in Section 7.1 of which the Borrower has knowledge, whether or not such event is remedied within any applicable cure period specified in Section 7.2, the statement of the President of the Borrower setting forth details of such event and the action which the Borrower proposes to take with respect thereto.

                 (b) Financial Statements. Quarterly financial statements within thirty (30) days after the end of each fiscal quarter; within ninety
(90) days after the end of each fiscal year of the Borrower, a copy of the unaudited financial statements for such year for the Borrower, including therein a balance sheet of the Borrower as of the end of such fiscal year, statements of income and expense of the Borrower for such fiscal year, and a statement of cash flow of the Borrower for such fiscal year, in each case prepared by an independent public accountant of recognized standing acceptable to the Lender.

                 (c) Notice of Litigation. Promptly give written notice of (i) all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against the Borrower in which the claim involved is Five Thousand Dollars ($5,000.00) or more and of any other matter of the type described in Section 5.1(e), and (ii) any adverse development in the litigation described in Schedule 3.16 to the Contribution Agreement.

                 (d) Budget. An annual budget within thirty (30) days of the beginning of each fiscal year of the Borrower. Such budget shall be satisfactory in form and substance to the Lender.

                 (e) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

 ARTICLE VII.  EVENTS OF DEFAULT

          Section 7.1 Events of Default. Under this Agreement, any of the following events, unless remedied within any applicable cure period specified in Section 7.2, shall constitute an Event of Default:

                 (a) The Borrower or the Company shall fail to pay any installment of principal or interest on the Note, or any other obligation to the Lender when due whether at the due date thereof or by acceleration or otherwise, and, in the case of any installment of interest, such default shall remain unremedied for a period of forty-five (45) days to enable the Company to seek refinancing of the Loan in accordance with Section 5.6 of the Operating Agreement; or

                 (b) The security interest or lien of the Lender in any material portion of the collateral covered by the Security Agreement, Pledge Agreement or any Leasehold Mortgage or Mortgage shall at any time not constitute a legal, valid and enforceable security interest or lien; or

                 (c) Any representation or warranty made by the Borrower or the Company herein, in the Security Agreement or any Leasehold Mortgage or Mortgage, or by the Shareholder herein or in the Pledge Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note, any Leasehold Mortgage or Mortgage, the Security Agreement or the Pledge Agreement, shall prove to have been incorrect in any material respect when made; or

                 (d) The Borrower or the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, the Security Agreement, any Leasehold Mortgage or Mortgage, or the Shareholder shall fail to perform or observe any term, covenant or agreement contained in the Pledge Agreement, and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower, Shareholder and the Company by the Lender; or

                 (e) The Borrower or the Company shall fail to pay any indebtedness for borrowed money owing by the Borrower or the Company or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower or the Company shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Borrower or the Company, and any such failure to pay or perform remains unremedied for a period of ten (10) days; provided, however, that an event described in Section 7.1(g) shall constitute an Event of Default without regard to the cure period provided for herein if the effect of such failure to pay or perform is to accelerate, or to permit the holder of such indebtedness to accelerate, the maturity of such indebtedness; or

                 (f) The Borrower or the Company shall expend the proceeds of the Loan for any purpose other than working capital and operating expenses relating to the Station without the prior written consent of the Lender, which may be withheld in the Lender's sole discretion, and the full amount of any such improper expenditure of Loan proceeds is not repaid to the Lender within ten (10) days after notice thereof shall have been given to the Borrower or the Company by the Lender; or

                 (g) Either (i) any of the Borrower, Shareholder or the Company shall fail to pay its debts, other than the debts of the Borrower set forth on Schedule 6.2, as they mature in the ordinary course of business; or
(ii) any of Borrower, Shareholder or the Company shall file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) any of the Borrower, Shareholder or the Company shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower, Shareholder or the Company and such appointment shall continue undischarged for a period of thirty (30) days; or (v) an involuntary case is commenced against the Borrower, Shareholder or the Company under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within thirty (30) days after the commencement of the case; or (vi) the Borrower, Shareholder or the Company shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower, Shareholder or the Company and shall remain undismissed for a period of thirty (30) days; or (viii) the Borrower, Shareholder or the Company shall take any action for the purpose of effectuating the foregoing; or

                 (h) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of the Borrower or the Company and any such action shall not have been reversed or vacated within ten (10) days from the date thereof; or

                 (i) There shall be a cancellation, denial or revocation of any material FCC License for the Station, the Borrower or the Company shall be finally denied renewal of any such License, or any such FCC License shall be renewed on terms that materially adversely affect the economic or commercial value or usefulness thereof; or

                 (j) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of One Hundred Thousand Dollars ($100,000.00), or (ii) in the aggregate at any time an amount in excess of One Hundred Thousand Dollars ($100,000.00), and in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage, shall be entered or filed against Borrower or the Company or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                 (k) There shall be a development in the litigation described in Schedule 3.16 of the Contribution Agreement that could reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or business prospects of the Station; provided, however, that a monetary judgment in such litigation shall not constitute an Event of Default if such judgment is paid by Offshore on or before such payment is due.

         Section 7.2 Effect of Event of Default. Should any event set forth in Section 7.1 occur and remain unremedied following the end of any cure period specified in Section 7.1, the Lender may at its option by written notice to the Borrower and the Company declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of the Borrower or the Company to the Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Company, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of the occurrence of an event under Section 7.1(g), said occurrence shall constitute an Event of Default and all the obligations of the Borrower and the Company under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to the Borrower or the Company required from the Lender. Upon an Event of Default, the Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement, Pledge Agreements, and any Mortgage or Leasehold Mortgage, which provisions are hereby incorporated by reference.


ARTICLE VIII.  MISCELLANEOUS

         Section 8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 8.2 Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement, the Pledge Agreement or any Mortgage or Leasehold Mortgage, nor consent to any departure by the Borrower or the Company therefrom, shall in any event be effective unless in writing, signed by the Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         Section 8.3 Conflicts. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Security Agreement, the Pledge

Agreement or any Mortgage or Leasehold Mortgage, the provisions of this Agreement shall control.

         Section 8.4 Address for Notices. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated below:

If to the Borrower:                 Mr. Raymond A. Yorke
                                    Offshore Broadcasting Corp.
                                    449 Barlow's Landing Road
                                    Pocassett, Massachusetts  02559

With a copy (which shall not        Mary A. McReynolds, Esq.
constitute notice) to:              Mary A. McReynolds, P.C.
                                    888 Sixteenth Street, N.W.
                                    Suite 400
                                    Washington, D.C.  20006

If to the Lender:                   Mr. Lowell W. Paxson
                                    Paxson Communications of Providence-69, Inc.
                                    601 Clearwater Park Road
                                    West Palm Beach, Florida  33401

With a copy (which shall not        John R. Feore, Jr., Esq.
constitute notice) to:              Dow, Lohnes & Albertson,
                                    A Professional Limited Liability Company
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, D.C.  20036


or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.


         Section 8.5 Expenses. The Borrower or the Company, as the case may be, agrees to pay on demand all costs and expenses incurred by the Lender directly in the enforcement of this Agreement, the Note, the Security Agreement, any Mortgage or Leasehold Mortgage, the Pledge Agreement and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the

Note is referred for collection (whether or not litigation is commenced) or for representation out of court, in trial, on appeal or in proceedings under any bankruptcy or insolvency law or otherwise. In addition, Borrower, Lender and the Company each agrees to pay its own respective expenses incurred in connection with the negotiation, preparation and execution of this Loan Agreement, the Note, the Security Agreement, the Pledge Agreement, any Mortgage or Leasehold Mortgage and all other documents and instruments to be delivered hereunder (collectively, the "Loan Documents").

         Section 8.6 Binding Effect; Assignment. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of the Lender; provided, however, that Borrower shall be permitted to assign its rights and interests under this Agreement and the other Loan Documents to the Company upon the Contribution Closing so long as (a) the Company assumes all of the Borrower's obligations under this Agreement and the other Loan Documents pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit 4, (b) there shall exist no Event of Default on the date of such assignment and assumption, and (c) Borrower shall have complied with all of its obligations hereunder, including its obligations with respect to such assignment and assumption set forth in Article III. Lender shall be permitted to assign, without Borrower's consent, all or any portion of Lender's rights and interests hereunder and under each other document executed in connection with this Loan Agreement (x) to one or more other affiliates of Lender, and, upon any such assignment, each reference herein or in such other document to "Lender" shall be deemed to be and include a reference to such other affiliate and (y) to creditors of Lender or its affiliates as security for indebtedness of Lender or such affiliates. For purposes of this section, the term affiliate shall mean, as applied to any entity or individual, any other entity or individual directly or indirectly controlling, controlled by, or under common control with, that entity or individual. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with"), as applied to any entity or individual, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity or individual, whether through the ownership of voting securities, partnership interests or otherwise by contract.


         Section 8.7 Governing Law. This Agreement, the Note, the Security Agreement, the Pledge Agreement and related documents shall be governed by, and construed in accordance with, the laws of the State of Florida with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof.

         Section 8.8 Severability of Provisions. Any provision of this Agreement, the Note, the Pledge Agreement, the Security Agreement, or any Mortgage or Leasehold Mortgage that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.


         Section 8.9 Headings. Article and headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


         Section 8.10 Rights Affected by Extensions. The rights of the Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which the Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of the Borrower, the Company or any endorser, guarantee, or surety.


         Section 8.11 Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of the Borrower and the Company to the Lender hereunder have been paid in full.


         Section 8.12 FCC Compliance. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, but without limiting or waiving the Borrower's or the Company's obligations hereunder or under any of the other Loan Documents, the Lender's remedies hereunder and under the other Loan Documents are subject to compliance with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC, and the Lender will not take any action pursuant to this Agreement or any of the other Loan Documents that would constitute or result, whether de jure or de facto, in any assignment of any FCC authorization held by the Borrower or the Company or any change of control of the Station if such assignment or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the other Loan Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Borrower or the Company by the Lender or control, affirmative or negative, direct or indirect, of the Borrower or the Company by the Lender, over the programming, management or any other aspect of the operation of the Borrower or the Company, which ownership and control remain exclusively and at all times in the Borrower and the Company until such time as the Lender has complied with such law, rules, regulations and policies.

         Section 8.13 Further Assurances. From time to time, the Borrower and the Company shall execute and deliver to the Lender such additional documents as the Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of the Lender hereunder or thereunder.

         Section 8.14 Indemnification. The Borrower and the Company hereby indemnifies and holds harmless the Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that neither the Borrower nor the Company shall be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The Shareholder hereby indemnifies the Lender from and against any and all losses, damages, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by the Lender as a result of Shareholder's failure to comply with its obligations set forth in 6.1(h) hereof; provided, however, that Shareholder shall not be liable to the Lender if there is a judicial determination that such losses, damages, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of the Lender.

         Section 8.15 Waiver. EACH OF LENDER, BORROWER AND THE COMPANY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.

         Section 8.16 Maximum Interest. Lender, Borrower and the Company intend that this Agreement and the other Loan Documents conform to all applicable usury laws. Accordingly, no provisions of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law ("Maximum Rate"), or obligate Borrower or the Company to pay any taxes, assessments, charges, insurance premiums or other amounts which are held to constitute interest to the extent that such payments, when added to the other obligations under the Loan Documents, would be held to constitute contracting for, or the payment by Borrower or the Company of, interest at a rate greater than the Maximum Rate. Lender, Borrower and the Company further agree that:


                          (i)     if any excess of interest in such respect is
herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this subsection 8.16 shall govern, and neither Borrower, the Company nor their successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate;


                          (ii)    if at any time the amount of interest under
any of the Loan Documents for a calendar year exceeds the Maximum Rate had the Maximum Rate at all times been in effect, the interest chargeable under any such Loan Document shall be limited to the amount of interest that could have been charged if the Maximum Rate had at all times been in effect, but any subsequent reductions in the interest due shall not reduce the rate of interest chargeable under any such Loan Document below the Maximum Rate until the total amount of interest accrued under any such Loan Document equals the amount of interest that would have accrued if the interest provided for in any such Loan Document had at all times been in effect and collectible;


                          (iii)   if the maturity of any Loan Document is
accelerated for any reason, or in the event of any prepayment by Borrower or the Company, or in any other event, earned interest may never include more than the Maximum Rate, computed from the date of disbursement of the funds evidenced by such Loan Document until payment, and any interest otherwise payable under such Loan Document that is in excess of the Maximum Rate shall be canceled automatically as of such acceleration or such other event and (if theretofore paid) shall be credited against principal;


                          (iv)    if it should be held that any interest
payable or chargeable under any Loan Document is in excess of the Maximum Rate, the interest payable or chargeable under such Loan Document shall be reduced to the maximum amount permitted by applicable federal or state law, whichever shall permit the higher lawful interest, as construed by courts having jurisdiction thereof; and

                          (v)     the spreading, prorating and amortizing of
interest over the term of the Loan Documents shall be allowed to the fullest extent permitted by applicable law.


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


                 IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective duly authorized officers, as of the date first above written.


                                 PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.


                                 By: /s/ Lowell W. Paxson
                                    ------------------------------------------
                                         Name:   Lowell W. Paxson
                                 Title:          Chairman


                                 OFFSHORE BROADCASTING
                                 CORPORATION


                                 By: /s/ Raymond A. Yorke
                                    ------------------------------------------
                                         Raymond A. Yorke
                                         President


                                 OCEAN STATE TELEVISION, L.L.C.


                                 By: /s/ Raymond A. Yorke
                                    ------------------------------------------
                                         Raymond A. Yorke
                                         Representative


                                 By: /s/ Lowell W. Paxson
                                    ------------------------------------------
                                         Lowell W. Paxson
                                         Representative


                                 RAYMOND A. YORKE HEREBY JOINS IN THE EXECUTION OF THE FOREGOING AGREEMENT TO AGREE TO THE PROVISIONS OF SECTIONS 3.2, 4.2, 6.1(H) AND
                                 8.14 ONLY, AS OF THE DATE FIRST ABOVE WRITTEN.

                                  /s/ Raymond A. Yorke
                                 ---------------------------------------------
                                 Raymond A. Yorke